UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 30, 2014

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. (the "Company") was held on April 30, 2014. At the Annual Meeting, there were present in person and by proxy the holders of 4,243,803 shares of Common Stock of the Company, representing approximately 72% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

The matters considered and voted on by the Company's stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Proposal I: Election of Directors. Two directors were elected at the Annual Meeting, each for a three-year term. The results of voting at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Steven L. Grissom	4,202,614	41,189	—
Gary W. Melvin	4,188,455	55,349	—

Proposal II: Advisory Vote on Executive Compensation. With respect to the advisory vote to approve the compensation of the Company's name executive officers described in the Company's Annual Meeting proxy statement, the number of votes cast for and against this matter, as well as the number of broker non-votes and abstentions, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions

4,086,956	77,134	—	79,713

Item 8.01    Other Events.

On April 30, 2014, the Board of Directors of the Company declared a cash dividend of $0.26 per share on the Company's common stock. The dividend will be paid on June 6, 2014 to stockholders of record as of June 2, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: May 2, 2014

By:

Joseph R. Dively
Chairman and Chief Executive Officer